Exhibit 5.1

April 4, 2016

Spark Energy, Inc.

12140 Wickchester Ln

Suite 100

Houston, Texas 77079

Ladies and Gentlemen:

We have acted as counsel to Spark Energy, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale (the “Offering”) by Retailco, LLC (the “Selling Stockholder”), a Texas limited liability company and an affiliate of the Company, of 1,500,000 shares of Class A common stock, par value $0.01 per share, of the Company (the “Firm Shares”), and an additional 225,000 shares of Class A common stock of the Company (together with the Firm Shares, the “Shares”) pursuant to the Underwriters’ (as defined below) option to purchase additional shares of Class A common stock, pursuant to that certain Underwriting Agreement dated March 30, 2016 (the “Underwriting Agreement”) by and among the Company and the Selling Stockholder, on one hand, and FBR Capital Markets & Co., as representative of the several underwriters named therein (the “Underwriters”), on the other hand. The Shares sold by the Selling Stockholder to the Underwriters pursuant to the Underwriting Agreement were issued to the Selling Stockholder in exchange for an equivalent number of the Selling Stockholder’s units representing membership interests in Spark HoldCo, LLC (“Spark HoldCo”) (and a corresponding number of shares of Class B common stock of the Company) immediately prior to the consummation of the Offering, pursuant to the terms of the Second Amended and Restated Limited Liability Company Agreement of Spark HoldCo (the “Spark HoldCo LLC Agreement”), dated August 1, 2014, by and among the Company, Spark HoldCo, NuDevco Retail, LLC and NuDevco Retail Holdings, LLC (a predecessor-in-interest to the Selling Stockholder with respect to the Selling Stockholder’s units representing membership interests in Spark HoldCo and shares of Class B Common Stock of the Company exchanged immediately prior to the Offering).

In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinion set out below, including (i) the registration statement on Form S-3 (Registration No. 333-206391) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the prospectus included in the Registration Statement dated December 28, 2015 (the “Base Prospectus”); (iii) the prospectus supplement to the Base

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Prospectus dated March 30, 2016 (together with the Base Prospectus, the “Prospectus”); (iv) the Underwriting Agreement; (v) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company; (vi) the Spark HoldCo LLC Agreement; (vii) the General Corporation Law of the State of Delaware (the “DGCL”) and (viii) the Company’s records and documents, certificates of representatives of the Company and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.

In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents and that all information submitted to us was accurate and complete. In addition, we have relied, without independent investigation, upon the factual accuracy of the representations and warranties contained in the certificates we examined.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinion set forth above is limited in all respects to matters of the DGCL and applicable federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. The opinion expressed herein is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.